SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
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                          CAREER EDUCATION CORPORATION
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                (Name of Registrant as Specified in Its Charter)
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                                 BOSTIC R STEVEN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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The following press release was issued by Steve Bostic on Feburary 21, 2006.


For immediate release

                 ALTERNATE SLATE OF CAREER EDUCATION CORPORATION
                  DIRECTORS TO INCLUDE BOSTIC, COPELAND AND IDE

    Slate Brings Extensive Management Experience and Commitment to Strong
                              Corporate Governance

 Seeks Resolution of Regulatory Challenges to Restore Road to Shareholder Value

SEA ISLAND, GA, February 21, 2006 --- Steve Bostic, the beneficial owner of approximately 1% of the outstanding stock of Career Education Corporation (NASDAQ: CECO), has proposed James E. Copeland, Jr., and R. William Ide III, in addition to himself, to stand for election to Career Education's Board of Directors at its 2006 annual meeting of shareholders.

"Mr. Copeland and Mr. Ide are leaders in their respective fields, and given their extensive corporate management and oversight experience, I believe that both of them will be outstanding additions to the CECO Board. They are committed advocates for shareholder rights and practitioners of best corporate governance practices. As Career Education directors, we will support the implementation of the measures necessary to enable the Company to resolve the many problems that currently confront it and move it forward on the road to delivering shareholder value," said Mr. Bostic.

In 1995, Mr. Bostic founded the holding company that owned and operated the American InterContinental University, an institution of higher education consisting of seven accredited universities, and which merged with Career Education in 2001. Mr. Bostic is the principal investor in White Oaks Capital LLC, a company headquartered in Sea Island, Georgia, that owns Live Oaks Development LLC, a real estate development company, First ArtWorks, which specializes in promoting and funding the arts in the K-8 school market, and IDAC, the Island Design and Architectural Center.

Mr. Copeland was a partner and was from 1999 until his retirement in May 2003 the CEO of Deloitte & Touche LLP and Deloitte Touche Tohmatsu. He is a director of Coca-Cola Enterprises Inc., a publicly-held beverage bottling and distribution company, the chair of its compensation committee, and a member of its audit, nominating/corporate governance and affiliated transaction committees. Mr. Copeland is a director of ConocoPhillips, a publicly-held integrated petroleum company, and a member of its audit committee. He is also a director of Equifax Inc., a publicly-held information company, and the chair of its audit committee. Mr. Copeland is a Senior Fellow for Corporate Governance with the U.S. Chamber of Commerce, and he is a part-time Global Scholar at Georgia State University's J. Mack Robinson College of Business.

Mr. Ide is a partner of the law firm McKenna Long & Aldridge and has represented public companies in a number of turnaround and transition situations in a range of industries and market sectors and addressing competition, capital markets and regulatory issues. Mr. Ide was Counselor to the United States Olympic Committee, for whom he oversaw the investigation of allegations of malfeasance during the bid for the Salt Lake City Games and the development and implementation of the Committee's correction strategies. Mr. Ide is a former President of the American Bar Association, and during his tenure undertook the modernization of ABA business practices.

Mr. Ide is a director of AFC Enterprises, Inc., a publicly-held franchisor and operator of Popeyes(R) Chicken & Biscuits restaurants, the chair of its governance committee and a member of its audit committee. He also is a director of Albemarle Corporation, a publicly-held chemical company, serving on its audit and nominating/corporate governance committees. Previously, Mr. Ide was Senior Vice-President, General Counsel and Secretary of Monsanto Corporation, a publicly-held agricultural products corporation, and served on its management board. During this time, he was executive advisor and key strategist to Monsanto's Chairman and CEO during a major shift in corporate focus, business strategy and creation of new markets. Mr. Ide has been a Senior Fellow of Emory University's Goizueta Directors Institute and of the Conference Board's Directors' Institute. He is a trustee of Clark Atlanta University and serves on the Advisory Board of the Corporate Accountability Report.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. BOSTIC FROM THE STOCKHOLDERS OF CAREER EDUCATION CORPORATION FOR USE AT ITS ANNUAL MEETING (A) WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF CAREER EDUCATION CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. MR. BOSTIC WILL MAKE ADDITIONAL COPIES OF THE PROXY STATEMENT AND OTHER RELATED DOCUMENTS AVAILABLE FOR FREE TO THE STOCKHOLDERS OF CAREER EDUCATION CORPORATION. PLEASE DIRECT YOUR REQUEST FOR PROXY STATEMENTS AND OTHER RELATED DOCUMENTS TO MR. STEVE BOSTIC, WACHOVIA PLAZA, P.O. BOX 31046, SEA ISLAND, GA 31561.

PARTICIPANT INFORMATION:

MR. BOSTIC HAS AN INTEREST IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2006 ANNUAL MEETING OF CAREER EDUCATION CORPORATION ARISING FROM HIS BENEFICIAL OWNERSHIP OF THE COMMON STOCK OF THE CAREER EDUCATION CORPORATION. MR. BOSTIC IS THE BENEFICIAL OWNER OF 1,081,340 SHARES OF CAREER EDUCATION CORPORATION'S COMMON STOCK.


Media Contact:
--------------

Peter K. Duda
Weber Shandwick
(212) 445-8213
pduda@webershandwick.com

JJ Rissi
Weber Shandwick
(212) 445-8224
jjrissi@webershandwick.com


Investor Contact:
-----------------

Steve Bostic
(912) 634-3300
steve@whiteoaksllc.net